Exhibit 99.1

AMERICAN PACIFIC – News Release

Contact: Deanna Riccardi – (702) 735-2200

E-mail: InvestorRelations@apfc.com

Website: www.apfc.com

AMERICAN PACIFIC COMPLETES LEADERSHIP TRANSITION

LAS VEGAS, NEVADA, March 14, 2013 — American Pacific Corporation (NASDAQ: APFC) announced that in conjunction with the Company’s 2013 Annual Meeting of Stockholders, John R. Gibson has stepped down from the position of Chairman of the Board of Directors. He was re-elected for another three year term as a director.

Dr. Joseph Carleone, AMPAC’s President and Chief Executive Officer, was elected to succeed Mr. Gibson as Chairman, and to continue as President and Chief Executive Officer of the Company.

These actions were taken consistent with the Company’s established succession plan.

Mr. Gibson stated, “Thoughtful and orderly succession is crucial to the long-term health of any company. Therefore, over the past several years, AMPAC has implemented transitions in senior management, beginning in 2009 when I retired as CEO, and the Board named Joe Carleone as CEO. That was a wise choice, as Joe’s success in that role has demonstrated.”

As part of the transition process, the Board asked Mr. Gibson to continue for a time as non-executive Chairman, to support management and to provide continuity for the Board. “These past three years during which I have served as non-executive Chairman have, I hope, helped make that transition as productive as possible,” Mr. Gibson said. “Now,” he continued, “with the election of Joe Carleone as Chairman, the transition is complete.”

Dr. Carleone praised Mr. Gibson for his sixteen years of exemplary executive leadership, and his twenty-five years of dedicated service as a Director. He observed: “During John’s tenure as President, Chief Executive Officer and Chairman, he managed AMPAC through daunting challenges in its specialty chemicals business, led the strategic diversification of the Corporation into two major new areas, fine chemicals and in-space propulsion, and supported the crucial divestiture of the in-space propulsion business with considerable benefit to stockholders.” Dr. Carleone added that “the Board is delighted that Mr. Gibson will remain a colleague as a director, and AMPAC will continue to benefit from his experience and wisdom.”

Mr. Gibson said, “Joe has demonstrated outstanding executive skills, experience and special awareness of AMPAC and its businesses. He has earned the leadership of AMPAC. I am positive that he will lead AMPAC to continued success.”

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3883 HOWARD HUGHES PARKWAY — SUITE 700 — LAS VEGAS, NV 89169

PHONE (702) 735-2200 — FAX (702) 735-4876

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RISK FACTORS/FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding AMPAC’s expectations, beliefs or intentions regarding the future and other statements of director’s or management’s opinions. Forward-looking statements in this press release include without limitation statements concerning expectations with respect to AMPAC’s continued success under Mr. Carleone’s leadership, the benefits from the completion of the succession plan and the benefits that AMPAC will enjoy from Mr. Gibson’s continued service as a director. Words such as “anticipate”, “expect”, “can”, “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause AMPAC’s actual results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by AMPAC that any of its expectations will be achieved. Factors that could cause actual results to differ materially from such forward-looking statements include risks and uncertainties detailed in AMPAC’s periodic and other filings with the Securities and Exchange Commission, including in Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Risk Factors in AMPAC’s annual report on Form 10-K for the fiscal year ended September 30, 2012 and quarterly report on Form 10-Q for the quarter ended December 31, 2012. All forward-looking statements contained in this release are made as of the date hereof, based on information available to AMPAC as of the date hereof, and AMPAC assumes no obligation to update any forward-looking statement, whether for actual results or otherwise, except as required by law.

ABOUT AMERICAN PACIFIC CORPORATION

American Pacific Corporation (AMPAC) is a leading custom manufacturer of fine chemicals and specialty chemicals within its focused markets. We supply active pharmaceutical ingredients and advanced intermediates to the pharmaceutical industry. For the aerospace and defense industry we provide specialty chemicals used in solid rocket motors for space launch and military missiles. We produce clean agent chemicals for the fire protection industry, as well as electro-chemical equipment for the water treatment industry. Our products are designed to meet customer specifications and often must meet certain governmental and regulatory approvals. Additional information about us can be obtained by visiting our web site at www.apfc.com.

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Source: AMERICAN PACIFIC CORPORATION

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